SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32845 (Commission File Number)	32-0163571 (I.R.S. Employer Identification No.)

260 South Los Robles, Suite 217 Pasadena, California (Address of Principal Executive Offices)	91101 (Zip Code)

(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Commencing in December 2006, General Finance Corporation (“GFC”) intends to hold presentations for its stockholders regarding its proposed acquisition of RWA Holdings Pty Limited, and its wholly owned subsidiaries, Royal Wolf Trading Australia Pty Ltd and Royal Wolf Hi-tech Pty Ltd, as described in our Form 8-K filed on September 12, 2006. At such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.1 will be distributed to participants.

GFC and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of stockholders at which stockholders will be asked to approve the transaction.

GFC stockholders and other interested persons are advised to read GFC’s preliminary proxy statement and, when available, GFC’s definitive proxy statement in connection with GFC’s solicitation of proxies for the special meeting at which stockholders will be asked to approve the acquisition because these proxy statements contain important information. Such persons can also read GFC’s final prospectus, dated April 5, 2006, as well as periodic reports, for more information about GFC, its officers, directors, and their interests in the successful consummation of this business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting at the special meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement, the final prospectus and other periodic reports filed with the Securities and Exchange Commission, without charge, by visiting the Securities and Exchange Commission’s Internet site at (http://www.sec.gov).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 Slide Show Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION

Date: November 28, 2006	By:	/s/ JOHN O. JOHNSON
John O. Johnson Chief Operating Officer